UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2005

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road

Tualatin, Oregon 97062

(503) 454-1750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Subsequent to the distribution of our 2005 Proxy Statement, we received feedback from Institutional Shareholder Services regarding our 1997 Stock Incentive Plan, as Amended (the “Plan”).  As a result, effective May 12, 2005, the Compensation Committee of our Board of Directors approved a modification to the Plan to further clarify that the administrator of the Plan may not buyout for a payment in cash or shares of company common stock, stock options outstanding under the Plan.  Further amendments to the Plan have been proposed by our Board of Directors and the Compensation Committee of our Board of Directors and are subject to approval from the company’s shareholders at the 2005 Annual Meeting.

A copy of the modified plan will be filed as an exhibit to our Form 10-Q to be filed for the quarterly period ending June 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 13, 2005.

PIXELWORKS, INC.
(Registrant)

By	/s/ Allen H. Alley
Allen H. Alley
Chairman of the Board, President and Chief Executive Officer